DISCLOSURE STATEMENT HEARING DATE: DECEMBER 12, 2001
                                TIME: 2:00 P.M.

GREENBERG TRAURIG, LLP
Attorneys for Debtors-in-Possession
200 Park Avenue
New York, New York 10166
(212) 801-9200
Richard S. Miller (RM-2428)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------x    Chapter 11
In re:                                     :
                                           :    Lead Case No.
                                           :    00-42719 (CB)
                                           :
JACOM COMPUTER SERVICES, INC.,             :    Case Nox. 00-42719 (CB)
UNICAPITAL CORPORATION, et al.,            :    through 00-42837 (CB) and
                        -- --              :    No. 01-11617
                                 Debtors.  :
-------------------------------------------x    (Jointly administered)

              NOTICE OF HEARING TO CONSIDER APPROVAL OF DISCLOSURE
                 STATEMENT AND ESTABLISHMENT OF PROCEDURES AND A
                     DEADLINE FOR FILING OBJECTIONS THERETO
                     --------------------------------------

TO ALL KNOWN CREDITORS AND OTHER PARTIES IN INTEREST:

      PLEASE TAKE NOTICE that, on November 16, 2001, UniCapital Corporation and the above-captioned debtors (collectively, the "Debtors"), debtors and debtors-in-possession, filed with this Court their First Amended Plan of Reorganization dated November 16, 2001, as it may be further amended or supplemented (the "Plan"), under chapter 11 of the Bankruptcy Code and a disclosure statement with respect to the Plan dated November 16, 2001, as it may be amended or supplemented (the "Disclosure Statement").

      PLEASE TAKE FURTHER NOTICE that the hearing to consider approval of the Disclosure Statement (the "Disclosure Statement Hearing") shall be held before the Honorable Cornelius Blackshear, United States Bankruptcy Judge, on December 12, 2001, at 2:00 p.m., or as soon thereafter as counsel can be heard, at the United States Bankruptcy Court, the Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408, and may be adjourned thereafter from time to time without further notice.

      PLEASE TAKE FURTHER NOTICE that the court entered an order dated November 16, 2001 (the "Order") directing that:

      1. December 3, 2001 at 12:00 noon (Eastern Time) be fixed as the last date for filing written objections or proposed modifications to the Disclosure Statement. Such written objections or proposed modifications to the Disclosure Statement must be filed with the court electronically in accordance with General Order M-182 (which can be found at www.nysb.uscourts.gov) by registered users of the Bankruptcy Court's case filing system and, by all other parties in interest, on a 3.5 inch disk, preferably in Portable Document Format (PDF), WordPerfect, or any other Windows-based word processing format (with a hard copy delivered directly to Chambers of the Honorable Cornelius Blackshear) and served (a) by email and conventional means upon (i) Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (Attn: Richard S. Miller, Esq. and Howard J. Berman, Esq.), counsel for the Debtors, email: MillerRS@gtlaw.com and BermanH@gtlaw.com,
(ii) Clifford Chance Rogers & Wells, LLP, 200 Park Avenue, New York, New York 10166 (Attn: Margot Schonholtz, Esq. and Stephen Quine, Esq.), counsel for Bank of America, N.A., as Agent for the Lenders, email: margot.schonholtz@cliffordchance.com and stephen.quine@cliffordchance.com, and
(iii) Togut, Segal & Segal LLP, One Penn Plaza, Suite 3335, New York, New York 10119 (Attn: Albert Togut, Esq. and Neil Berger, Esq.), counsel for the Official Committee of Unsecured Creditors, email: altogut@teamtogut.com and neilberger@teamtogut.com, and (b) upon the Office of the United States Trustee, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Paul K. Schwartzberg, Esq.), so that all such objections are actually received on or before 12:00 noon (Eastern Time), on December 3, 2001.

      2. In order to be considered, an objection or proposed modification to the Disclosure Statement must be timely filed and served and set forth in writing:

            a. The specific section or page number of the Disclosure Statement to which the objection or proposed modification refers;

            b. If a deletion is sought, identify the specific language proposed to be deleted;

            c. Contain a draft of the precise language that the objector proposes be added or substituted; and

            d.    State the reasons and statutory or other authority therefor.

      3. Objections which do not comply with the foregoing, or which are not timely filed and served, may not be considered and may be overruled.

      PLEASE TAKE FURTHER NOTICE that at the Disclosure Statement Hearing, the court also will consider granting the relief which will be sought by the Debtors in a Solicitation Procedures Motion (which will be filed prior to the Disclosure Statement Hearing) and entering a proposed order (the "Solicitation Procedures Order"), among other things, governing certain procedures with respect to confirmation of the Plan, establishing January 9, 2002 as the date of the hearing on confirmation of the Plan, establishing December 10, 2001, as the record date with respect to the solicitation of votes, fixing January 4, 2002, as the deadline for submitting ballots on the Plan and the discovery cut-off date with respect to objections to confirmation of the Plan, approving the form of ballot(s), and approving the Disclosure Statement as containing "adequate information," pursuant to 11 U.S.C. ss. 1125(b) and Bankruptcy Rule 3017(b).

      PLEASE TAKE FURTHER NOTICE that any party in interest wishing to obtain copies of the Disclosure Statement, the Plan, the Order, the Solicitation Procedures Motion (after it is filed) or the Solicitation Procedures Order (after it is entered) may make a request to receive such copies by writing Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (Attn: Richard
S. Miller, Esq.). Inquiries regarding the Disclosure Statement, the Plan, the Order, the Solicitation Procedures Motion and the Solicitation Procedures Order may also be made to Greenberg Traurig either (i) in writing, to Greenberg Traurig, LLP at the above address, Attn: Richard S. Miller, Esq., or (ii) by phone, to Greenberg Traurig, (212) 801-9200, Attn: Laurie Harrigan. Any such written or telephone inquiries must specify the name of the party represented and the nature of the inquiry.

      PLEASE TAKE FURTHER NOTICE that the Disclosure Statement Hearing may be adjourned from time to time without prior notice to creditors or other parties in interest other than by the announcement of the adjourned date in open court on the date of the Disclosure Statement Hearing.

Dated:  New York, New York
        November 16, 2001

                                BY ORDER OF THE BANKRUPTCY COURT



                                Hon. Cornelius Blackshear
                                UNITED STATES BANKRUPTCY JUDGE

GREENBERG TRAURIG, LLP                TOGUT, SEGAL & SEGAL LLP
Attorneys for Debtors-in-Possession   Counsel for the  Official  Committee
200 Park Avenue                       of Unsecured Creditors
New York, New York  10166             One Penn Plaza, Suite 3335
(212) 801-9200                        New York, New York  10119
Attn: Richard S. Miller, Esq.         (212) 594-5000
      Howard J. Berman, Esq.          Attn: Albert Togut, Esq.
      Robert Honeywell, Esq.                Neil Berger, Esq.